UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Veoneer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64

Box 13089, SE-10302

Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2019, Veoneer, Inc. (the “Company”) announced the pricing of its concurrent registered public offerings of 24,000,000 shares of the Company’s common stock and $180,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2024.

This represents an increase from the initially announced offering size for the common stock offering of $350 million (with an initially announced overallotment option size of $52.5 million) and an increase from the initially announced offering size for the convertible notes offering of $150 million (with an initially announced overallotment option size of $22.5 million).

Registered Public Offering of Common Stock

On May 22, 2019, the Company entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the underwriters named therein (the “Common Stock Underwriters”), related to the issuance and sale of 24,000,000 shares of its common stock (the “Firm Shares”) in a public offering (the “Common Stock Offering”) registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-231607) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Common Stock Underwriting Agreement, the Company also granted the Common Stock Underwriters an option to purchase, through June 21, 2019, up to an additional 3,600,000 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”), solely to cover over-allotments. The Shares are being offered to the public at a price of $17.50 per share. The Common Stock Offering is scheduled to close on May 28, 2019, subject to customary closing conditions.

The Common Stock Underwriters will receive discounts and commissions of $0.6475 per share (3.70% of the gross cash proceeds received by the Company from the sale of the Shares in the Offering). The Company expects to receive approximately $402.8 million, or approximately $463.5 million if the Common Stock Underwriters exercise their option to purchase the Option Shares in full, in net proceeds from the Common Stock Offering after deducting the underwriting discounts and estimated offering expenses payable by the Company.

The Common Stock Underwriting Agreement contains customary representations, warranties and covenants of the Company. It also provides for customary indemnification for losses or damages arising out of or in connection with the Common Stock Offering. In addition, pursuant to the terms of the Common Stock Underwriting Agreement, each director and executive officer of the Company entered into an agreement with the Common Stock Underwriters not to sell, transfer or otherwise dispose of securities of the Company for 180 days after the closing of the Common Stock Offering, subject to certain exceptions.

The foregoing description of the Common Stock Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Stock Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Registered Public Offering of Convertible Senior Notes

On May 22, 2019, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement,” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Morgan Stanley & Co. LLC, as representative of the underwriters named therein (the “Notes Underwriters”), related to the issuance and sale of $180,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2024 (the “Firm Notes”) in a public offering (the “Notes Offering,” and together with the Common Stock Offering, the “Offerings”) registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-231609) under the Securities Act. In addition, the Company granted the Notes Underwriters an option to purchase, through June 21, 2019, up to an additional $27,000,000 aggregate principal amount of notes (the “Option Notes,” and together with the Firm Notes, the “Notes”), solely to cover over-allotments. The Notes Offering is scheduled to close on May 28, 2019, subject to customary closing conditions.

Subject to the terms and conditions in the Notes Underwriting agreement, the Notes Underwriters have severally agreed to purchase the Firm Notes (and, to the extent the related option is exercised, the Option Notes) from the Company at a 2.75% discount of the principal amount of the Notes. The Company expects to receive approximately $174.2 million, or approximately $200.4 million if the Notes Underwriters exercise their option to purchase the Option Notes in full, in net proceeds from the Notes Offering after deducting the underwriting discount and estimated offering expenses payable by the Company.

The Notes Underwriting Agreement contains customary representations, warranties and covenants of the Company. It also provides for customary indemnification for losses or damages arising out of or in connection with the Notes Offering. In addition, pursuant to the terms of the Notes Underwriting Agreement, each director and executive officer of the Company entered into an agreement with the Notes Underwriters not to sell, transfer or otherwise dispose of securities of the Company for 180 days after the closing of the Notes Offering, subject to certain exceptions.

The foregoing description of the Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.2 and is incorporated by reference into this Item 1.01.

The Underwriting Agreements are not intended to provide any factual information about the Company. The assertions embodied in the representations, warranties and covenants were made solely for purposes of the Underwriting Agreements and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating its terms. Therefore, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The consummation of each Offering pursuant to the applicable Underwriting Agreement is not conditioned upon the consummation of the other Offering.

Item 8.01	Other Events.

On May 23, 2019, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

1.1	Underwriting Agreement, dated May 22, 2019, between the Company and the Common Stock Underwriters

1.2	Underwriting Agreement, dated May 22, 2019, between the Company and the Note Underwriters

99.1	Press Release of Veoneer, Inc. dated May 23, 2019

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 22, 2019, between the Company and the Common Stock Underwriters

1.2	Underwriting Agreement, dated May 22, 2019, between the Company and the Note Underwriters

99.1	Press Release of Veoneer, Inc. dated May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: May 22, 2019

[Signature Page for Pricing 8-K]